    As filed with the Securities and Exchange Commission on February 13,
1998.

                                            Registration No. 333-23363

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO 2 to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VERSUS TECHNOLOGY, INC.
           (Name of small business issuer as specified in its charter)

    Delaware                        3669                           22-2283745

(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number)   Identification
                                                                  Number)


              2600 Miller Creek Road, Traverse City, Michigan 49684
                                 (616) 946-5868
         (Address and telephone number of principal executive offices)

              2600 Miller Creek Road, Traverse City, Michigan 49684
                                 (616) 946-5868
                   (Address of principal place of business or
                      intended principal place of business)

                      Gary T. Gaisser, Versus Technology, Inc.
      2600 Miller Creek Road, Traverse City, Michigan 49684 (616) 946-5868
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             WILLIAM F. CAMPBELL, III
                              Dillon, Bitar & Luther
                                 53 Maple Avenue
                         Morristown, New Jersey 07963-0398
                                 (973) 539-3100



     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the
Securities Act  registration   statement  number  of  the  earlier  effective
registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

        The Registrant hereby amends this Registration Statement to deregister immediately the remaining 7,548,000 shares registered for resale by existing shareholders under this Registration Statement. As of the date hereof, 7,548,000 shares remain unsold from the 12,648,000 shares initially registered hereunder. All of the remaining unsold shares are eligible for re-sale by the holders thereof pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.R/
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
                                   SIGNATURES



      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Traverse City, Michigan on February 13, 1998.

                                                VERSUS TECHNOLOGY, INC.


                                                By:   GARY T. GAISSER
                                                      ____________________
                                                      Gary T. Gaisser
                                                      President



    In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

                                                                DATE
                                       GARY T. GAISSER         2/13/98
                                       ------------------------------
                                       Gary T. Gaisser
                                       President and Director
                                       (Principal Executive Officer)



                                       ROBERT BUTLER           2/13/98
                                       ------------------------------
                                       Robert Butler
                                       Chief Financial Officer
                                       (Principal Accounting Officer)



                                       JULIAN C. SCHROEDER     2/13/98
                                       ------------------------------
                                       Julian C. Schroeder
                                       Director



                                       ELLIOT G. EISENBERG     2/13/98
                                       ------------------------------
                                       Elliot G. Eisenberg
                                       Director




                                       ------------------------------
                                       Samuel Davis
                                       Director